UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2013

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Pursuant to the Company’s dividend policy, on November 13, 2013, the Company’s Board of Directors declared a cash dividend for the quarter ending December 27, 2013 of $0.30 per share of the Company’s common stock, $.01 par value per share (the “Cash Dividend”). The Cash Dividend will be paid on January 15, 2014 to the Company’s stockholders of record as of December 27, 2013.

The amount of future dividends under the Company’s dividend policy, and the declaration and payment thereof, will be based upon all relevant factors, including the Company’s financial position, results of operations, cash flows, capital requirements and restrictions under the Company’s existing credit agreement, and shall be in compliance with applicable law. The Board of Directors of the Company retains the power to modify, suspend or cancel the Company’s dividend policy in any manner and at any time as it may deem necessary or appropriate in the future.

The press release announcing the dividend for the quarter ending December 27, 2013 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Western Digital Corporation on November 13, 2013 announcing a cash dividend for the December quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ Michael C. Ray
Date: November 13, 2013		Michael C. Ray
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Western Digital Corporation on November 13, 2013 announcing a cash dividend for the December quarter.